SEGALL BRYANT & HAMILL TRUST

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip L. Hildebrandt and Jasper R. Frontz, and each and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign this Registration Statement on Form N-14 relating to the reorganization of each of Segall Bryant & Hamill All Cap Fund, Segall Bryant & Hamill Small Cap Value Fund, Segall Bryant & Hamill Emerging Markets Fund and Segall Bryant & Hamill International Small Cap Fund, each a series of Investment Managers Series Trust, into identically named, newly created series of Segall Bryant & Hamill Trust; all Pre-Effective Amendments to said Registration Statement; all subsequent Post-Effective Amendments to said Registration Statement; any supplements or other instruments in connection therewith, and to file the same, with all exhibits thereto, and other supplements or other instruments in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done; hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the date set forth below.

WITNESS my hands on this 8th day of April, 2019.

Signature	Title

/s/Mary K. Anstine
Mary K. Anstine	Chairman of the Board of Trustees

/s/Thomas J. Abood
Thomas J. Abood	Trustee

/s/Rick A. Pederson
Rick A. Pederson	Trustee

/s/ John A. DeTore
John A. DeTore	Trustee

/s/Douglas M. Sparks
Douglas M. Sparks	Trustee

/s/James A. Smith
James A. Smith	Trustee

/s/Janice M. Teague
Janice M. Teague	Trustee